UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: (Date of earliest event reported): February 22, 2006 (February 22, 2006)
Grey Wolf, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation)	1-8226 (Commission File Number)	74-2144774 (I.R.S. Employer Identification No.)
10370 Richmond Ave., Suite 600
Houston, TX 77042
(Address of principal executive office and zip code)
713-435-6100
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     On February 22, 2006, Grey Wolf, Inc. issued a press release announcing operating results for the year and quarter ended December 31, 2005. A copy of this press release is being furnished as an exhibit to this report.
     The Company has presented earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) in the press release furnished as an exhibit to this report, which is a “non-GAAP” financial measure under Regulation G of the rules and regulations of the Securities and Exchange Commission. In the press release and in accordance with Regulation G, the Company has included a reconciliation of EBITDA to net income (loss), which is the nearest comparable generally accepted accounting principles (“GAAP”) financial measure. However, because EBITDA is not prescribed by GAAP, it is not necessarily comparable to similar measures presented by other companies. The Company included EBITDA in the press release because it believes EBITDA provides investors additional information to assist them in assessing the Company’s business and performance in comparison to other companies in the same industry.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibit

Exhibit 99.1	Grey Wolf, Inc. Press Release dated February 22, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: February 22, 2006

GREY WOLF, INC.
/s/ David W. Wehlmann
David W. Wehlmann
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 99.1	Grey Wolf, Inc. Press Release dated February 22, 2006.